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                                                                  EXHIBIT 23.2


                             Accountants' Consent


The Board of Directors and Stockholders
Ocean Optique Distributors, Inc. and Subsidiaries


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Miami, Florida
August 8, 1996